PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.


FIRST TRUST ADVISORS L.P. ANNOUNCES PORTFOLIO MANAGER UPDATE CALL FOR FIRST TRUST ENHANCED EQUITY INCOME FUND

WHEATON, IL -- (BUSINESS WIRE) -- September 7, 2011 -- First Trust Advisors L.P. ("FTA") announced today that First Trust Enhanced Equity Income Fund (NYSE: FFA) intends to host a conference call with Chartwell Investment Partners, L.P. ("Chartwell"), the Fund's investment sub-advisor, on Thursday, September 15, at 4:15 P.M. Eastern Time. The purpose of the call is to hear the Fund's portfolio management team provide an update for the Fund.

--    Dial-in Numbers: (866) 865-6631; International (706) 679-1727; and
      Passcode # 98205903. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (800) 585-8367; International (404) 537-3406; and Passcode # 98205903. The replay will be available after the call until 11:59 P.M. Eastern Time on October 15, 2011.

FTA has served as the Fund's investment advisor since the Fund's inception. FTA, along with its affiliate First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management, financial advisory services, and competitive municipal underwritings, with collective assets under management or supervision of over $46 billion as of August 31, 2011 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts.

If you have questions about the Funds that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com and refer to FFA by Tuesday, September 13, 6:00 P.M. Eastern Time. The Fund's daily closing New York Stock Exchange price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.


CONTACT:  JEFF MARGOLIN - (630) 915-6784

---------------------------------------
Source:  First Trust Advisors L.P.